CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

TO: Hesperia Holding, Inc.

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated February 20, 2004 dual dated March 9, 2004 included in Hesperia Holding, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2003, and to all references to our Firm included in this Registration Statement.

/s/ Russell Bedford Stefanou Mirchandani LLP

     Russell Bedford Stefanou & Mirchandani LLP

McLean, Virginia

March 31, 2004